Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

44-0201230

I.R.S. Employer Identification No.

1010 Grand Blvd.
Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Mauri J. Cowen

UMB BANK, NATIONAL ASSOCIATION

5555 San Felipe, Suite 870

Houston, TX  77056

(713) 300-0587

(Name, address and telephone number of agent for service)

MIDLAND STATES BANCORP, INC.

(Issuer with respect to the Securities)

Illinois	37-1233196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Network Centre Drive Effingham, Illinois	62401
(Address of Principal Executive Offices)	(Zip Code)

5.50% Fixed-to-Floating Rate Subordinated Notes due 2034

(Title of the Indenture Securities)

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

b)    Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.                        A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.                        Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.                        Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.                        Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.                        A copy of each Indenture referred to in Item 4.  Not applicable.

6.                        The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.                        Report of Condition of the Trustee as of September 30, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, State of Missouri on the 7th of November, 2019.

By:	/s/ Mauri Cowen
Mauri J. Cowen
Senior Vice President

Exhibit 7

(See Attached)

Umb Bank, Nati onal Associati on - FDIC Certi ficate Number: 8273 Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2019 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. FFIEC 041 Page 17 of 85 RC-1 Schedule RC—Balance Sheet 1.a. 1.b. 2.a. 2.b. 2.c. 3.a. 3.b. 4.a. 4.b. 4.c. 4.d. 5. 6. 7. 8. 9. 10. 11. 12. 13.a. 13.a.1. 13.a.2. 14.a. 14.b. 15. 16. 19. 1 Includes cash items in process of collecti on and unposted debits. 2 Includes ti me certi ficates of deposit not held for trading. 3 Insti tuti ons that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B. 4 Item 2.c is to be completed only by insti tuti ons that have adopted ASU 2016-01, which includes provisions governing the accounti ng for investments in equity securiti es. See the instructi ons for further detail on ASU 2016-01. 5 Includes all securiti es resale agreements, regardless of maturity. 6 Insti tuti ons that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7 Insti tuti ons that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases. 8 Includes noninterest-bearing, demand, ti me, and savings deposits. 9 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money." 10 Includes all securiti es repurchase agreements, regardless of maturity. 11 Includes limited-life preferred stock and related surplus. Reporti ng Period: September 30, 2019 October 30, 2019 1:44 PM Dollar Amounts in Thousands RCON Amount Assets 1. Cash and balances due from depository insti tuti ons (from Schedule RC-A): a. Noninterest-bearing balances and currency and coin (1)......................................................................................... b. Interest-bearing balances (2).................................................................................................................................... 2. Securiti es: a. Held-to-maturity securiti es (from Schedule RC-B, column A) (3)............................................................................. b. Available-for-sale securiti es (from Schedule RC-B, column D)................................................................................. c. Equity securiti es with readily determinable fair values not held for trading (4)....................................................... 3. Federal funds sold and securiti es purchased under agreements to resell: a. Federal funds sold.................................................................................................................................................... b. Securiti es purchased under agreements to resell (5,6)............................................................................................ 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale.................................................................................................................................. 0081 657,455 0071 202,773 JJ34 1,102,005 1773 7,411,818 JA22 160 B987 305 B989 463,087 5369 11,025 b. Loans and leases held for investment............................................................................. c. LESS: Allowance for loan and lease losses (7)................................................................. B528 13,043,798 3123 107,406 d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)......................................................... 5. Trading assets (from Schedule RC-D)........................................................................................................................... 6. Premises and fixed assets (including capitalized leases).............................................................................................. 7. Other real estate owned (from Schedule RC-M).......................................................................................................... 8. Investments in unconsolidated subsidiaries and associated companies..................................................................... 9. Direct and indirect investments in real estate ventures.............................................................................................. 10. Intangible assets (from Schedule RC-M)...................................................................................................................... 11. Other assets (from Schedule RC-F) (6)......................................................................................................................... 12. Total assets (sum of items 1 through 11)..................................................................................................................... Liabiliti es 13. Deposits: a. In domesti c offi ces (sum of totals of columns A and C from Schedule RC-E).......................................................... B529 12,936,392 3545 72,734 2145 222,956 2150 2,939 2130 0 3656 0 2143 120,143 2160 760,941 2170 23,964,733 2200 19,486,735 (1) Noninterest-bearing (8).............................................................................................. (2) Interest-bearing......................................................................................................... 6631 6,854,811 6636 12,631,924 b. Not applicable 14. Federal funds purchased and securiti es sold under agreements to repurchase: a. Federal funds purchased (9).................................................................................................................................... b. Securiti es sold under agreements to repurchase (10)............................................................................................. 15. Trading liabiliti es (from Schedule RC-D)....................................................................................................................... 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)................................................... 17. and 18. Not applicable 19. Subordinated notes and debentures (11).................................................................................................................... B993 147,239 B995 1,644,288 3548 0 3190 16,860 3200 0

Umb Bank, National Association - FDIC Certificate Number: 8273

Schedule RC—Continued

FFIEC 041
Page 18 of 85
RC-2

Dollar Amounts in Thousands	RCON	Amount	
Liabilities—continued			
20. Other liabilities (from Schedule RC-G)	2930	388,392	20.
21. Total liabilities (sum of items 13 through 20)	2948	21,683,514	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	21,250	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	750,818	25.
26. a. Retained earnings	3632	1,406,629	26.a.
b. Accumulated other comprehensive income (1)	B530	102,522	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	2,281,219	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	2,281,219	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	23,964,733	29.

Memoranda

To be reported with the March Report of Condition.

	RCON	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2018	6724	NR	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution
1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution
2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)
2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)
3 = This number is not to be used
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NR	M.2.

1 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2 Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: September 30, 2019 October 30, 2019 1:44 PM